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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

SangStat Medical Corporation:


     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-20301 of SangStat Medical Corporation of our report dated January 29, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
San Jose, California

February 26, 1997